As filed with the Securities and Exchange Commission on August 28, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Assembly Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8729264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

331 Oyster Point Blvd., Fourth Floor

South San Francisco, California 94080

(833) 509-4583

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason A. Okazaki

Chief Legal and Business Officer

Assembly Biosciences, Inc.

331 Oyster Point Blvd., Fourth Floor

South San Francisco, California 94080

(833) 509-4583

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

P. Michelle Gasaway, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

(213) 687-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock
Preferred Stock
Debt Securities
Warrants
Units(5)

Total	$300,000,000	N.A.	$300,000,000	$38,940	(6)

(1)

The amount to be registered consists of up to $300,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (a) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (b) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)

The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the Securities Act).

(3)

Estimated solely for purposes of computing the registration fee. No separate consideration will be received for shares of common stock, preferred stock, units and debt securities of the registrant that may be issued upon conversion, exchange or exercise, as applicable, of any preferred stock, debt securities, units or warrants registered hereby.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(5)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

(6)

Pursuant to Rule 457(p) under the Securities Act, a registration fee of $31,125 was paid with respect to securities available for issuance under a Registration Statement on Form S-3 (File No. 333-222366) filed by the registrant on December 29, 2017 and declared effective on January 10, 2018 (the Prior Registration Statement). Pursuant to Rule 457(p) under the Securities Act, $2,663.57 of the registration fee attributable to unsold securities registered under the Prior Registration Statement is hereby offset against the registration fee due under this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•

a base prospectus covering the offering, issuance and sale by us of up to $300,000,000 in the aggregate of the securities identified on the cover of this prospectus from time to time in one or more offerings; and

•

a prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 of our common stock that may be issued and sold under an Open Market Sale AgreementSM (the Sales Agreement) entered into with Jefferies LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement and any related free writing prospectus to the base prospectus. The Sales Agreement prospectus supplement immediately follows the base prospectus. The $100,000,000 of common stock that may be offered, issued and sold by us under the Sales Agreement prospectus supplement is included in the $300,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $100,000,000 included in the Sales Agreement prospectus supplement that has not been sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares have been sold under the Sales Agreement, the full $100,000,000 will be available for sale in other offerings pursuant to the base prospectus and one or more prospectus supplements and any related free writing prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED AUGUST 28, 2020

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $300,000,000 of our common stock, preferred stock, debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify the terms of the securities being offered in one or more prospectus supplements and/or any related free writing prospectuses, which may also supplement, update or amend information contained or incorporated by reference in this prospectus.

We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in a prospectus supplement and/or related free writing prospectus.

You should read this prospectus and any prospectus supplement and/or any related free writing prospectuses, as well as the documents incorporated by reference herein or therein, carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ASMB.” On August 26, 2020, the last reported sale price of our common stock on The Nasdaq Global Select Market was $21.04 per share. Our principal executive offices are located at 331 Oyster Point Blvd., Fourth Floor, South San Francisco, California 94080, and our telephone number is (833) 509-4583.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this prospectus and under similar headings in any applicable prospectus supplement and any related free writing prospectus and in the other documents that are incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                , 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the SEC) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $300,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements and/or related free writing prospectuses that will contain specific information about the terms of the offering. The prospectus supplement and any related free writing prospectus may also supplement, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, the accompanying prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information” beginning on page 32 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, along with the information in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement and any related free writing prospectus or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction in which such offer or solicitation is not permitted. The information contained in this prospectus, any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein is accurate only as of their respective dates (or any such earlier date as of which such information is given), regardless of the time of delivery of any such document or the time of any sale of any security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus, any prospectus supplement and any related free writing prospectus, and the documents incorporated by reference herein and therein, may contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. Additionally, while such information has been obtained from sources believed to be reliable, there can be no assurance as to the accuracy or completeness of the included information. The Company has not independently verified any of the data from third-party sources, nor has the Company ascertained the underlying economic assumptions relied upon therein. While such information is believed to be reliable for the purposes used herein, none of the Company, its affiliates, nor their respective directors, officers, employees, members, partners, stockholders or agents make any representation or warranty with respect to the accuracy of such information.

Unless otherwise specified or the context otherwise requires, references in this prospectus to “Assembly,” “we,” “our,” “us” and “the Company” refer, collectively, to Assembly Biosciences, Inc., a Delaware corporation, and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement (including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q) and/or any related free writing prospectus, as well as the documents included or incorporated by reference herein and therein, before making an investment decision. The risks described in those documents are not the only ones we face. Our business, financial condition, results of operations and prospects could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). All statements other than statements of historical facts contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any documents incorporated by reference, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the information and documents incorporated by reference herein and therein, and in particular those factors referenced in the section “Risk Factors.”

Forward-looking statements include, but are not limited to, statements about:

•	the initiation, timing, progress and results of clinical trials and nonclinical studies, and our research and development programs;

•

the potential impact of the ongoing COVID-19 pandemic on the timing and progress of our ongoing clinical trials, our business, results of operations, liquidity and operations and our ability to mitigate those potential impacts;

•	the clinical and therapeutic potential of our product candidates;

•	our unproven approach to therapeutic intervention;

•	our plans to develop and commercialize our product candidates;

•	the potential benefits of our existing collaborations and our ability to establish and maintain collaborations;

•	our ability to obtain additional funding;

•	the timing or likelihood of regulatory filings and approvals for our product candidates;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	the rate and degree of market acceptance and clinical utility of our products;

•	our ability to retain and recruit key personnel;

•	our ability to manage growth;

•	our competitive position;

•	our intellectual property position;

•	developments and projections relating to our competitors and our industry; and

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

The forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or events to be materially different from the plans, intentions and expectations expressed or implied by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2020 and the section of this prospectus and any applicable prospectus supplement titled “Risk Factors.”

The forward-looking statements in this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.

OUR COMPANY

We are a clinical-stage biotechnology company developing innovative therapeutics targeting chronic hepatitis B virus (HBV) infection and disorders associated with the microbiome. Our HBV Cure program is focused on advancing a new class of potent, oral core inhibitors that have the potential to increase cure rates for chronically infected patients. Our Microbiome program is developing novel oral live microbial biotherapeutic candidates with our fully integrated platform, including a robust process for strain identification and selection, current Good Manufacturing Practice (cGMP) manufacturing expertise and targeted delivery to the lower gastrointestinal tract with the GEMICEL® technology.

Over 250 million people worldwide are chronically infected with HBV. Our HBV Cure program is pursuing multiple drug candidates that inhibit the HBV lifecycle and block the generation of covalently closed circular DNA (cccDNA), with the aim of increasing the current low cure rate for patients with HBV. We have discovered several novel core inhibitors, which are small molecules that directly target and allosterically modulate the HBV core protein.

In recent years, there has been increasing scientific evidence suggesting the therapeutic potential of the human microbiome—the billions of microbes living in and on people—to impact health and disease. Our Microbiome program builds upon experience reported in the literature of successfully treating various disease indications with fecal microbiota transplants and seeks to provide a pharmacologically relevant therapy using a “drug like” approach that delivers targeted and specific microbiome therapies in an oral capsule.

Our Microbiome program consists of a fully integrated platform that includes a biological-function-based strain isolation, identification, characterization and selection process, methods for strain purification and growth under conditions compliant with cGMP requirements, and a licensed patented delivery system that we call GEMICEL®, which is designed to allow for targeted oral delivery of live biologic and conventional therapies to the lower gastrointestinal tract.

We currently have corporate and administrative offices and research laboratory space in South San Francisco, California and research, development and small-scale manufacturing activities in Groton, Connecticut. We also currently have an administrative office and research laboratory space in Shanghai, China and a regulatory office in Beijing, China.

Assembly Biosciences, Inc., formerly known as Ventrus BioSciences, Inc., was incorporated under the laws of the State of Delaware on October 7, 2005, originally under the name South Island Biosciences, Inc. On July 11, 2014, we acquired Assembly Pharmaceuticals, Inc., a private company (the Merger). In connection with the Merger, we changed our name from Ventrus Biosciences, Inc. to Assembly Biosciences, Inc. Our principal executive office is located at 331 Oyster Point Blvd., Fourth Floor, South San Francisco, California 94080 and our telephone number is (833) 509-4583. Our corporate website address is www.assemblybio.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it part of this prospectus.

We own various U.S. federal and foreign trademark applications, and unregistered trademarks, including our corporate name and our corporate logo. GEMICEL® is our trademark. This prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents incorporated by reference herein may also contain trademarks and trade names that are the property of their respective owners.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement or any related free writing prospectus. General corporate purposes may include research and development costs, potential strategic acquisitions of complementary businesses, services or technologies, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and/or any related free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement and/or any related free writing prospectus, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Fifth Amended and Restated Certificate of Incorporation (our Certificate of Incorporation) and our amended and restated bylaws (our Bylaws), which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law (including Delaware law).

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2020, we had 32,807,519 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders, and there are no cumulative voting rights.

The holders of common stock are entitled to receive ratable dividends, if any, payable in cash, in stock or otherwise if, as and when declared from time to time by our board of directors out of funds legally available therefor, subject to any preferential rights that may be applicable to any outstanding preferred stock. In the event of a liquidation, dissolution or winding up of our company, after payment in full of all outstanding debts and other liabilities, the holders of common stock are entitled to share ratably in all remaining assets, subject to prior distribution rights of preferred stock, if any, then outstanding. No shares of common stock have preemptive rights or other subscription rights to purchase additional shares of common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable, and the shares of common stock included in the registration statement of which this prospectus forms a part will be fully paid and nonassessable upon issuance. The rights, preferences and privileges of holders of our common stock will be subject to, and might be adversely affected by, the rights of holders of any preferred stock that we may issue in the future.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ASMB.” On August 26, 2020, the last reported sale price of our common stock on The Nasdaq Global Select Market was $21.04 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, Inc. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.

Preferred Stock

Our board of directors is authorized to issue up to 5,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. The rights of holders of our common stock described above will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

We will incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part the form of any certificate of designation that describes the terms of any series of preferred stock we may offer. This description and the applicable prospectus supplement and/or any related free writing prospectus may include the following terms, among others, where applicable:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Provisions of our Certificate of Incorporation and Bylaws and Delaware Anti-Takeover Law

Certain provisions of the Delaware General Corporation Law (the DGCL), our Certificate of Incorporation and our Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us or considering unsolicited tender offers or other unilateral takeover proposals to first negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the DGCL (Section 203). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with such person’s affiliates and associates, owns, or did own within three years prior to such determination, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

before the stockholder became interested, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Charter Documents

Our Certificate of Incorporation and our Bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our Certificate of Incorporation and our Bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our Bylaws limit who may call special meetings of the stockholders. Our Certificate of Incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Our Bylaws provide that the number of directors on our board, which may range from three to ten directors, shall be exclusively fixed by our board, which has set the number of directors at eight. Newly created directorships resulting from any increase in our authorized number of directors and any vacancies in our board resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) will be filled by a majority of our board then in office. Finally, our Bylaws establish procedures and other terms and conditions, including advance notice procedures, regarding special meeting requests by stockholders holding in the aggregate at least 25% of our outstanding common stock, nomination of candidates for election as directors and stockholder proposals. These and other provisions of our Certificate of Incorporation, our Bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.

Our Bylaws also provide that the Court of Chancery of the State of Delaware (or if such court does not have jurisdiction, the Superior Court of Delaware, or if such other court does not have jurisdiction, the United States District Court for the District of Delaware) will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings and, while the Delaware Supreme Court recently upheld the validity of certain choice of forum provisions, it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our Bylaws to be inapplicable or unenforceable.

DESCRIPTION OF DEBT SECURITIES

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of such series, including any additional covenants or other terms or changes to existing covenants or other terms relating to such series, in a prospectus supplement and/or any related free writing prospectus. The prospectus supplement and/or any related free writing prospectus will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. We urge you to read any prospectus supplement and/or any related free writing prospectus related to any series of debt securities we may offer under this prospectus, as well as the actual indenture and any related supplemental indenture or officer’s certificate containing the terms of the debt securities.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date on or prior to such issuance, between us and the trustee identified in the applicable prospectus supplement and/or any related free writing prospectus, each as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more indentures, dated as of a date on or prior to such issuance, between us and the trustee identified in the applicable prospectus supplement and/or any related free writing prospectus, each as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture.” We will refer to the trustee under the senior indenture or the subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the Trust Indenture Act). We have included copies of the forms of the indentures as exhibits to our registration statement of which this prospectus forms a part, however such forms will be amended and supplemented or replaced by one or more supplemental indentures or officer’s certificates or otherwise with respect to the specific terms of any series of debt securities we may offer.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate offering price of the offered securities issued under this prospectus, we will include only the offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in a prospectus supplement and/or any related free writing prospectus. The prospectus supplement and/or any related free writing prospectus relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement and/or any related free writing prospectus does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement and/or any related free writing prospectus. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities that may be issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement and/or any related free writing prospectus.

Unless we give you different information in the applicable prospectus supplement and/or any related free writing prospectus, the senior debt securities will be unsubordinated obligations and will be equal in right of payment with all of our other unsecured and unsubordinated indebtedness (if any). Payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement and/or any related free writing prospectus.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement and/or any related free writing prospectus for each offering may include the following terms, among others, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal, and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of ours or the method by which any such portion shall be determined;

•

if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of ours received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which such dates will be determined;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

any make-whole amount or other premium, which is the amount in addition to principal and interest that is required to be paid to the holder of the debt security as a result of any redemption or repurchase or accelerated payment of such debt security, or the method for determining the make-whole amount or other premium;

•	the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem or repurchase the debt securities;

•

any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of such securities, and the times and prices at which we must redeem, repay or purchase such securities as a result of such obligation;

•

the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•

whether the principal of, and any premium or make-whole amount, or interest on, the debt securities are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which such securities are denominated or stated to be payable, and other related terms and conditions;

•

whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•

whether the debt securities will be in registered form, bearer form, or both, and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name such security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on such security shall be payable if otherwise than upon presentation and surrender upon maturity;

•

any restrictions applicable to the offer, sale or delivery of debt securities in bearer form and the terms upon which such securities may be exchanged for securities in registered form and vice versa, if permitted by applicable laws and regulations;

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whether the debt securities are to be issuable initially in temporary global form and whether such securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities, and the manner in which interest shall be paid;

•	the identity of the depositary for debt securities in registered form, if such series are to be issuable as a global security;

•	the date as of which the debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first such security to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

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whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such securities in lieu of making such a payment;

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whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of ours, as the case may be, including the conversion price or rate and the manner or calculation thereof;

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the circumstances, if any, specified in the applicable prospectus supplement and/or any related free writing prospectus, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•

any provisions granting special rights to holders of the debt securities upon the occurrence of such events as specified in the applicable prospectus supplement and/or any related free writing prospectus;

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if the debt securities are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

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the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of the debt securities necessary to require the trustee to take action;

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any deletions from, modifications of or additions to our events of default or covenants with regard to the debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such securities due and payable;

•	applicable CUSIP numbers; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture, as it may be replaced, amended or supplemented.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement and/or any related free writing prospectus will describe the U.S. federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement and/or any related free writing prospectus.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement and/or any related free writing prospectus, the debt securities will not contain any provisions that would (1) limit our ability to incur indebtedness or (2) afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Our governing instruments do not define the term “substantially all” as it relates to the sale of assets. Additionally, case law interpreting the term “substantially all” relies upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement and/or any related free writing prospectus regarding any deletions, modifications or additions to the events of default or covenants or other terms that are described above or below.

Payment

Unless we give you different information in the applicable prospectus supplement and/or any related free writing prospectus, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement and/or any related free writing prospectus. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States or in accordance with the applicable procedures of the Depository Trust Company (DTC) or any other applicable depository company.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement and/or any related free writing prospectus, the debt securities of any series will be issuable in a minimum denomination of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a book-entry position in the records of DTC or another depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

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exchange such debt securities for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•

surrender such debt securities for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent or, as applicable, comply with the applicable procedures of DTC or another depository company. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement and/or any related free writing prospectus refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

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register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

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issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to or (3) merge with or into any other entity, provided that:

•

either we are the continuing entity, or the successor entity, if other than us, assumes the obligations to (a) pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) duly perform and observe all of the covenants and conditions contained in each indenture;

•

after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence

Except as described under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of Taxes and Other Claims

The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent, (1) all taxes, assessments and governmental charges levied or imposed on us and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information

The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder of debt securities.

Additional Covenants

The applicable prospectus supplement and/or any related free writing prospectus will set forth any of our additional covenants relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement and/or any related free writing prospectus states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on such debt security continuing for 30 days;

•	default in the payment of principal of, or any premium or make-whole amount on, such debt security at its stated maturity;

•	default in making any sinking fund payment as required for such debt security;

•

default in the performance or breach of any covenant or warranty in such debt security or in the indenture by us continuing for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•

a default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor) having an aggregate principal amount of at least $30,000,000, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

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we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium or make-whole amount, or interest;

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in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security;

•

reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium or make-whole amount, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security on or after the stated maturity date or redemption date, if applicable;

•	adversely affect the right to convert any such debt security, if convertible;

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reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to any such debt security, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

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modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of any such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and the respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture as permitted under an indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•

to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture;

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that any such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series; and

•	to make provisions with respect to a holder’s rights of conversion with respect to any series of debt securities that is convertible pursuant an indenture.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

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the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

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the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver that may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement and/or related free writing prospectus, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of ours. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement and/or related free writing prospectus may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement and/or any related free writing prospectus or the information incorporated herein by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement and/or any related free writing prospectus, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

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either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied have been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement and/or related free writing prospectus, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

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to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement and/or any related free writing prospectus, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

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direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

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obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, that are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement and/or any related free writing prospectus, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

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a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement and/or related free writing prospectus, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement and/or any related free writing prospectus may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement and/or related free writing prospectus. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement and/or any related free writing prospectus relating to such series. Global securities, if any, issued in the United States are expected to be deposited with DTC as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement and/or any related free writing prospectus relating to such series. We expect that unless the applicable prospectus supplement and/or related free writing prospectus provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement and/or any related free writing prospectus, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and at our sole discretion, subject to any limitations described in the applicable prospectus supplement and/or any related free writing prospectus relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement and/or any related free writing prospectus. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement and/or related free writing prospectus.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and/or any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in a prospectus supplement and/or any related free writing prospectus. If we indicate in the prospectus supplement and/or any related free writing prospectus, the terms of any warrants offered under that prospectus supplement and/or any related free writing prospectus may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement and/or any related free writing prospectus relating to a particular series of warrants.

We will describe in the applicable prospectus supplement and/or any related free writing prospectus the terms of the series of warrants, which may include:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	the applicable U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in a prospectus supplement and/or any related free writing prospectus. If so described in a prospectus supplement and/or any related free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement and/or any related free writing prospectus related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement and/or any related free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements and/or any related free writing prospectus.

Issuance in Series

We may issue units in such amounts and in any number of distinct series. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement and/or any related free writing prospectus.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement and/or any related free writing prospectus.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement and/or any related free writing prospectus:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

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impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

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reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

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If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

Unless the accompanying prospectus supplement and/or any related free writing prospectus states otherwise, we will issue each unit in global form (i.e., book-entry) only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement and/or any related free writing prospectus.

Unless the accompanying prospectus supplement and/or any related free writing prospectus states otherwise, each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement and/or any related free writing prospectus. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement and/or any related free writing prospectus.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement and/or any related free writing prospectus relating to an offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement and/or any related free writing prospectus, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement and/or any related free writing prospectus.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement and/or any related free writing prospectus will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement and/or any related free writing prospectus with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement and/or any related free writing prospectus relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement and/or any related free writing prospectus. If we grant any such option, the terms of such option will be set forth in the prospectus supplement and/or any related free writing prospectus for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement and/or any related free writing prospectus, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement and/or any related free writing prospectus. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement and/or any related free writing prospectus. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement and/or any related free writing prospectus, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement and/or any related free writing prospectus. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or any related free writing prospectus so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or any related free writing prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment) and/or any related free writing prospectus. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement and/or any related free writing prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement and/or any related free writing prospectus may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

All securities we may offer, other than common stock, will be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (FINRA), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement and/or any related free writing prospectus.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement and/or any related free writing prospectus.

Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement and/or any related free writing prospectus relating to each offer.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement and/or any related free writing prospectus, certain legal matters in connection with this offering, including the validity of the securities offered by this prospectus and any supplement thereto, will be passed upon for us by Skadden, Arps, Slate Meagher & Flom LLP, Los Angeles, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and related notes are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system (EDGAR) via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

Our website is located at www.assemblybio.com. Information contained on, or that can be accessed from, our website is not incorporated by reference in this prospectus or any applicable prospectus supplement and, therefore, is not part of this prospectus or any applicable prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus and any applicable prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing and the date of the effectiveness of the registration statement of which this prospectus forms a part, until the termination of the offering, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Item 2.02 or 7.01 or any related Item 9.01 of Form 8-K that is not deemed filed under such provisions:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 4, 2020;

•

The information specifically incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 27, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 5, 2020, respectively;

•	Our Current Reports on Form 8-K, filed with the SEC on January 3, 2020, February 11, 2020, June 16, 2020, June 18, 2020, July 20, 2020 and August 27, 2020; and

•

The description of our common stock in our Registration Statement on Form 8-A (File No. 001-35005) filed with the SEC on December 10, 2010, including any amendment or report filed by us for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 4, 2020.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, any applicable prospectus supplement or any related free writing prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, any applicable prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus, or any applicable prospectus supplement, but not delivered with the prospectus. You may request a copy of these documents at no cost by writing or telephoning us at the following address:

Assembly Biosciences, Inc.

331 Oyster Point Blvd., Fourth Floor

South San Francisco, California 94080

Attention: Corporate Secretary

(833) 509-4583

This prospectus, any applicable prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we may enter into in connection with the offering of securities covered by this prospectus. The descriptions of these agreements contained in this prospectus, any applicable prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the address set forth above.

You may also access these documents, free of charge on the SEC’s website at http://www.sec.gov or on our website at www.assemblybio.com. Information contained on, or accessible from, our website is not incorporated by reference in this prospectus or any applicable prospectus supplement and, therefore, is not part of this prospectus or any applicable prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into that registration statement. You should read the exhibits carefully for provisions that may be important to you.

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

                    , 2020

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof or as of an earlier date for such information referenced herein.

The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED AUGUST 28, 2020

PROSPECTUS SUPPLEMENT

Up to $100,000,000 of Shares

Common Stock

We have entered into an Open Market Sale AgreementSM (the Sales Agreement) with Jefferies LLC (Jefferies) relating to shares of our common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through Jefferies, acting as sales agent.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ASMB.” On August 26, 2020, the last reported sale price of our common stock on The Nasdaq Global Select Market was $21.04 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the Securities Act), in ordinary brokers’ transactions, to or through a market maker, on or through The Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions or through a combination of any such methods of sale. Jefferies will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between us and Jefferies. The securities may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a fixed commission rate of up to 3% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves a high degree of risk. See the information contained under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and under similar headings in the accompanying prospectus and in the other documents that are incorporated by reference herein and therein, including specifically under “Item 1A: Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2020.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is                , 2020.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts.

•

The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein.

•

The second part is the accompanying prospectus filed with the Securities and Exchange Commission (the SEC) as part of a registration statement on Form S-3 initially filed on August 28, 2020, which provides more general information, some of which may not apply to this offering.

If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or in any document incorporated by reference herein or therein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. This prospectus supplement is deemed a prospectus supplement to the accompanying prospectus contained in the registration statement of which such prospectus forms a part solely for the purpose of this offering. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a subsequently filed document deemed incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information in any related free writing prospectus filed by us with the SEC. We have not, and the sales agent has not, authorized anyone to provide you with different information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates (or any such earlier date as of which information is given), regardless of the time of delivery of any such document or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, the additional information described under the section titled “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, before investing in our common stock.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise specified or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus and any free writing prospectus to “Assembly,” “we,” “our,” “us” and “the Company” refer, collectively, to Assembly Biosciences, Inc., a Delaware corporation, and its consolidated subsidiaries.

S-ii

We own various U.S. federal and foreign trademark applications, and unregistered trademarks, including our corporate name and our corporate logo. GEMICEL® is our trademark. All other trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. Additionally, while such information has been obtained from sources believed to be reliable, there can be no assurance as to the accuracy or completeness of the included information. The Company has not independently verified any of the data from third-party sources, nor has the Company ascertained the underlying economic assumptions relied upon therein. While such information is believed to be reliable for the purposes used herein, none of the Company, its affiliates, nor their respective directors, officers, employees, members, partners, stockholders or agents make any representation or warranty with respect to the accuracy of such information.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our securities. Before investing in our common stock, you should carefully read the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the documents incorporated by reference herein or therein, including the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and the financial statements and accompanying notes.

Our Company

We are a clinical-stage biotechnology company developing innovative therapeutics targeting chronic hepatitis B virus (HBV) infection and disorders associated with the microbiome. Our HBV Cure program is focused on advancing a new class of potent, oral core inhibitors that have the potential to increase cure rates for chronically infected patients. Our Microbiome program is developing novel oral live microbial biotherapeutic candidates with our fully integrated platform, including a robust process for strain identification and selection, current Good Manufacturing Practice (cGMP) manufacturing expertise and targeted delivery to the lower gastrointestinal tract with the GEMICEL® technology.

Over 250 million people worldwide are chronically infected with HBV. Our HBV Cure program is pursuing multiple drug candidates that inhibit the HBV lifecycle and block the generation of covalently closed circular DNA, with the aim of increasing the current low cure rate for patients with HBV. We have discovered several novel core inhibitors, which are small molecules that directly target and allosterically modulate the HBV core protein.

In recent years, there has been increasing scientific evidence suggesting the therapeutic potential of the human microbiome—the billions of microbes living in and on people—to impact health and disease. Our Microbiome program builds upon experience reported in the literature of successfully treating various disease indications with fecal microbiota transplants and seeks to provide a pharmacologically relevant therapy using a “drug like” approach that delivers targeted and specific microbiome therapies in an oral capsule.

Our Microbiome program consists of a fully integrated platform that includes a biological-function-based strain isolation, identification, characterization and selection process, methods for strain purification and growth under conditions compliant with cGMP requirements, and a licensed patented delivery system that we call GEMICEL®, which is designed to allow for targeted oral delivery of live biologic and conventional therapies to the lower gastrointestinal tract.

We currently have corporate and administrative offices and research laboratory space in South San Francisco, California and research, development and small-scale manufacturing activities in Groton, Connecticut. We also currently have an administrative office and research laboratory space in Shanghai, China and a regulatory office in Beijing, China.

Corporate Information

Assembly Biosciences, Inc., formerly known as Ventrus BioSciences, Inc., was incorporated under the laws of the State of Delaware on October 7, 2005, originally under the name South Island Biosciences, Inc. On July 11, 2014, we acquired Assembly Pharmaceuticals, Inc., a private company (the Merger). In connection with the Merger, we changed our name from Ventrus Biosciences, Inc. to Assembly Biosciences, Inc. Our principal executive office is located at 331 Oyster Point Blvd., Fourth Floor, South San Francisco, California 94080, and our telephone number is (833) 409-4583. Our corporate website address is www.assemblybio.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds	Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering to fund clinical trials, nonclinical studies, research and development and for general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our common stock involves a high degree of risk. See the information contained under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and under similar headings in the accompanying prospectus and in the other documents that are incorporated by reference herein and therein, including specifically under “Item 1A: Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2020.

Nasdaq Global Select Market symbol	“ASMB”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the period ended June 30, 2020 incorporated by reference into this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the SEC, any related free writing prospectus and all of the other information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein or therein, including our financial statements and related notes. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to This Offering and Our Common Stock

We have broad discretion in the use of the net proceeds from this offering and our existing cash and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities or other similar investments or cash equivalents with insignificant rates of return. These investments may not yield a favorable return to our stockholders.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 4,752,852 shares of our common stock are sold at a price of  $21.04 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on August 26, 2020, for aggregate gross proceeds of  $100.0 million, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of  $12.46 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2020 after giving effect to this offering at the assumed offering price. The exercise of outstanding stock options and warrants will result in further dilution of your investment.

This dilution is due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering and the exercise of stock options and vesting of RSUs granted to our employees, directors and consultants. In addition, we have a significant number of stock options, warrants and RSUs outstanding. The exercise of any of these outstanding options and warrants and the vesting and settlement of any of these RSUs would result in additional dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock.

Future issuances of common stock or common stock-related securities, together with the exercise of outstanding options and warrants and the vesting and settlement of outstanding RSUs, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of June 30, 2020, we had outstanding 32,807,519 shares of our common stock, options to purchase 6,652,076 shares of our common stock, 1,136,379 shares of our common stock underlying RSUs, 276,881 shares of common stock subject to purchase under our Employee Stock Purchase Plan, warrants to purchase 15,296 shares of our common stock and pre-funded warrants to purchase 2,424,242 shares of our common stock. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations and expansion of our business and have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of our Board of Directors. Our Board of Directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our Board of Directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants in connection with any indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

Our ability to use our net operating loss and credit carryforwards to offset future taxable income may be subject to certain limitations, including as a result of changes in stock ownership resulting from this offering.

At December 31, 2019, we had potentially utilizable gross Federal net operating loss carryforwards of $297.6 million with $182.9 million of net operating losses that carry forward indefinitely and $114.7 million of net operating losses which begin to expire in 2027. There are State net operating loss carryforwards of $309.3 million with $1.0 million carrying forward indefinitely and $308.3 million beginning to expire in 2031. In addition, we have Federal research and development credit carryforwards of $9.0 million, which begin to expire in 2028 if not utilized, and California research and development credit carryforwards of $5.3 million, which will carryforward indefinitely. Our ability to utilize our net operating loss and credit carryforwards is dependent upon our ability to generate taxable income in future periods and may be limited due to restrictions imposed on utilization of net operating loss and credit carryforwards under federal and state laws upon a change in ownership.

Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, a corporation that undergoes an “ownership change,” is subject to annual limitations on its ability to use its pre-change net operating loss carryforwards (NOLs) and other pre-change tax attributes (such as research tax credits) to offset its post-change income or taxes. For these purposes, an ownership change generally occurs where the equity ownership of one or more stockholders or groups of stockholders who owns at least 5% of a corporation’s stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a three-year period (calculated on a rolling basis). We have determined that an ownership change occurred in each of December 2010, January 2013 and October 2014. The result of these ownership changes is that $39.8 million of our $337.4 million of Federal net operating losses will not be available to us to offset future taxable income leaving potentially utilizable gross Federal net operating loss carryforwards of $297.6 million. In addition, we may experience ownership changes in the future, some of which are outside our control. Accordingly, we may not be able to utilize a material portion of our net operating losses or credits. Limitations on our ability to utilize our net operating losses to offset U.S. federal taxable income could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of net operating losses is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Because U.S. federal net operating losses incurred in taxable periods beginning before January 1, 2018 generally may be carried forward for up to 20 years, the annual limitation may effectively provide a cap on the cumulative amount of pre-ownership change losses, including certain recognized built-in losses that may be utilized. Such pre-ownership change losses in excess of the cap may be lost. In addition, if an ownership change were to occur, it is possible that the limitations imposed on our ability to use pre-ownership change losses and certain recognized built-in losses could cause a net increase in our U.S. federal income tax liability and require U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect. Further, if for financial reporting purposes the amount or value of these deferred tax assets is reduced, such reduction would have a negative impact on the book value of our common stock.

In addition, under the Tax Cuts and Jobs Act (the Tax Act), the amount of U.S. federal net operating losses generated in taxable periods beginning after December 31, 2017 that we are permitted to deduct in any taxable year is limited to 80% of our taxable income in such year, where taxable income is determined without regard to the NOL deduction itself. The Tax Act generally eliminates the ability to carry back any post-2017 NOL to prior taxable years, while allowing unused post-2017 NOLs to be carried forward indefinitely. The Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was signed into law by President Trump in March 2020. The CARES Act allows NOLs in tax periods beginning after December 31, 2017 and beginning before January 1, 2021 to be carried back five years, carried forward indefinitely, and permits us to deduct 100% of our taxable income for tax periods beginning before January 1, 2021. In tax periods beginning after December 31, 2020, the 80% taxable income limit discussed above will apply to all U.S. NOLs generated in taxable periods beginning after December 31, 2017.

There is a risk that due to ownership changes, including changes in stock ownership resulting from this offering, changes in law or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents that we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any documents incorporated by reference, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the information and documents incorporated by reference herein, and in particular those factors referenced in the section “Risk Factors.”

Forward-looking statements include, but are not limited to, statements about:

•	the initiation, timing, progress and results of clinical trials and nonclinical studies, and our research and development programs;

•

the potential impact of the ongoing COVID-19 pandemic on the timing and progress of our ongoing clinical trials, our business, results of operations, liquidity and operations and our ability to mitigate those potential impacts;

•	the clinical and therapeutic potential of our product candidates;

•	our unproven approach to therapeutic intervention;

•	our plans to develop and commercialize our product candidates;

•	the potential benefits of our existing collaborations and our ability to establish and maintain collaborations;

•	our ability to obtain additional funding;

•	the timing or likelihood of regulatory filings and approvals for our product candidates;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	the rate and degree of market acceptance and clinical utility of our products;

•	our ability to retain and recruit key personnel;

•	our ability to manage growth;

•	our competitive position;

•	our intellectual property position;

•	developments and projections relating to our competitors and our industry; and

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

The forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or events to be materially different from the plans, intentions and expectations expressed or implied by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2020 and the section of this prospectus supplement and the accompanying prospectus titled “Risk Factors.”

The forward-looking statements in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize our Sales Agreement with Jefferies.

We currently intend to use the net proceeds of this offering to fund clinical trials, nonclinical studies, research and development and for general corporate purposes. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures depend on numerous factors, including the progress of our nonclinical development efforts, the ongoing status of and results from our clinical trials and other studies and any unforeseen cash needs. As a result, our management will have broad discretion in applying the net proceeds from this offering. Although we may use a portion of the net proceeds from this offering for the licensing or acquisition of, or the development of, additional product candidates, technologies, compounds, other assets or complementary businesses, we have no current understandings, agreements or commitments to do so. Pending application of the net proceeds as described above, we intend to invest the net proceeds in short-term U.S. Treasury securities with insignificant rates of return.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of June 30, 2020, we had net tangible book value of approximately $225.5 million, or $6.87 per share of our common stock, based upon 32,807,519 shares of our common stock outstanding as of that date. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 4,752,852 shares of common stock in this offering at an assumed public offering price of $21.04 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on August 26, 2020, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $322.2 million, or approximately $8.58 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $1.71 per share to our existing stockholders and an immediate dilution of $12.46 per share to investors participating in this offering at the public offering price.

Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to new investors:

Assumed public offering price per share		$21.04

Historical net tangible book value per share as of June 30, 2020	$6.87
Increase in net tangible book value per share attributable to new investors	1.71

As adjusted net tangible book value per share after giving effect to this offering		8.58

Dilution per share to investors in this offering		$12.46

The table above assumes for illustrative purposes that an aggregate of $100.0 million in shares of our common stock are sold at a price of $21.04 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on August 26, 2020. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $21.04 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100.0 million is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $8.63 per share and would increase the dilution in net tangible book value per share to investors participating in this offering to $13.41 per share. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $21.04 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100.0 million is sold at that price, would decrease our net tangible book value per share after the offering to $8.53 per share and would decrease the dilution in net tangible book value per share to investors participating in this offering to $11.51 per share.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

All information in this prospectus supplement relating to the number of shares of our common stock to be outstanding immediately after this offering is based on 32,807,519 shares of common stock outstanding as of June 30, 2020 and excludes:

•	6,652,076 shares of our common stock issuable upon exercise of stock options outstanding as of June 30, 2020 with a weighted-average exercise price of $15.81 per share, of which 6,185,836 were granted under our equity incentive plans and 466,238 are outstanding under standalone nonqualified stock option agreements;

•	1,136,379 shares of common stock issuable upon the vesting and settlement of restricted stock units (RSUs) as of June 30, 2020;

•	15,296 shares of common stock underlying warrants outstanding as of June 30, 2020, at an exercise price of $30.00 per share;

•	2,424,242 shares of common stock underlying pre-funded warrants outstanding as of June 30, 2020, each with an exercise price of $0.001 per share;

•	276,881 shares of common stock subject to purchase under our Employee Stock Purchase Plan as of June 30, 2020; and

•	2,217,221 shares of common stock available for future issuance under equity incentive plans as of June 30, 2020.

To the extent that any options or warrants are exercised, including the prefunded warrants, any RSUs vest and are settled, new equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with strategic and other transactions), there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into an Open Market Sale AgreementSM with Jefferies, dated as of August 28, 2020 (the Sales Agreement), under which we may offer and sell up to $100.0 million of our shares of common stock from time to time through Jefferies acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the Sales Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Select Market on the day following each day on which our shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Jefferies may each terminate the Sales Agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain legal matters will be passed upon for the sales agent by Latham & Watkins LLP, Chicago, Illinois.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements and related notes are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system (EDGAR) via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

Our website is located at www.assemblybio.com. Information contained on, or that can be accessed from, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and, therefore, is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of this prospectus supplement and prior to the termination of this offering, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Item 2.02 or 7.01 or any related Item 9.01 of Form 8-K that is not deemed filed under such provisions:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 4, 2020;

•

The information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 27, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 5, 2020, respectively;

•	Our Current Reports on Form 8-K, filed with the SEC on January 3, 2020, February 11, 2020, June 16, 2020, June 18, 2020, July 20, 2020 and August 27, 2020; and

•

The description of the Company’s common stock in the Company’s Registration Statement on Form 8-A (File No. 001-35005) filed with the Commission on December 10, 2010, including any amendment or report filed by the Company for the purpose of updating such description, including Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 4, 2020.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement, the accompanying prospectus or the related free writing prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement, or the accompanying prospectus, but not delivered with the prospectus supplement. You may request a copy of these documents at no cost by writing or telephoning us at the following address:

Assembly Biosciences, Inc.

331 Oyster Point Blvd., Fourth Floor

South San Francisco, California 94080

Attention: Corporate Secretary

(833) 509-4583

This prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we may enter into in connection with the offering of securities covered by this prospectus supplement. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the address set forth above.

You may also access these documents, free of charge on the SEC’s website at http://www.sec.gov or on our website at www.assemblybio.com. Information contained on, or accessible from, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and, therefore, is not part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into that registration statement. You should read the exhibits carefully for provisions that may be important to you.

Up to $100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

Part II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses payable by Assembly Biosciences, Inc. (the Registrant or the Company) in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission (the SEC) registration fee.

Securities and Exchange Commission registration fee	$38,940
FINRA filing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Transfer agent and trustee fees		*
Miscellaneous		*

Total	$38,940

*	Estimated expenses not presently known

Item 15.	Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the DGCL) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.

Section 145 of the DGCL also gives a corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the DGCL further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Company’s Amended and Restated Bylaws provide that:

•

the Company shall indemnify its directors, officers and, in the discretion of its board of directors, certain employees and agents to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

the Company shall advance reasonable expenses, including attorneys’ fees, to its directors and officers in connection with legal proceedings relating to their service for or on behalf of the Company, subject to limited exceptions.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the DGCL. The Company maintains general liability insurance which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended (the Securities Act).

The Company has adopted provisions in the Company’s certificate of incorporation that limit or eliminate the personal liability of the Company’s directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

The Company has obtained liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of our company.

Any underwriting agreement(s) that we may enter into may provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits

The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

1.2	Open Market Sale Agreement, dated August 24, 2020, by and between the Registrant and Jefferies LLC.

3.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on June 16, 2020).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on June 16, 2020).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-208806) filed on December 30, 2015).

4.2	Form of indenture for senior debt securities and the related form of senior debt security (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3 (File No. 333-222366) filed on December 29, 2017).

4.3	Form of indenture for subordinated debt securities and the related form of subordinated debt security (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-3 (File No. 333-222366) filed on December 29, 2017).

4.4*	Form of Certificate of Designations

4.5*	Form of Warrant Agreements

4.6*	Form of Unit Certificate

4.7*	Form of Preferred Stock Certificate

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature pages hereto)

25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

*

To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**	To be filed by amendment pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings

(a) the undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the Commission) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective;

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this August 28, 2020.

Assembly Biosciences, Inc.

By:	/s/ John G. McHutchison, A.O., M.D.
John G. McHutchison, A.O., M.D.
Chief Executive Officer and President

We the undersigned officers and directors of Assembly Biosciences, Inc. severally constitute and appoint each of John G. McHutchison, A.O., M.D., Thomas J. Russo and Jason A. Okazaki, and each of them singly (with full power to each of them to act alone, as our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 28, 2020 in the capacities indicated.

Signature	Title

/s/ John G. McHutchison, A.O., M.D. John G. McHutchison, A.O., M.D.	Director, Chief Executive Officer and President (Principal Executive Officer)

/s/ Thomas J. Russo Thomas J. Russo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ William R. Ringo, Jr. William R. Ringo, Jr.	Chairman of the Board

/s/ Anthony E. Altig Anthony E. Altig	Director

/s/ Richard D. DiMarchi, Ph.D. Richard D. DiMarchi, Ph.D.	Director

/s/ Myron Z. Holubiak Myron Z. Holubiak	Director

/s/ Helen S. Kim Helen S. Kim	Director

/s/ Alan J. Lewis, Ph.D. Alan J. Lewis, Ph.D.	Director

/s/ Susan Mahony, Ph.D. Susan Mahony, Ph.D.	Director